UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2022

BioCryst Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23186	62-1413174
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4505 Emperor Blvd., Suite 200
Durham, North Carolina 27703
(Address of Principal Executive Offices) (Zip Code)

(919) 859-1302
(Registrant’s telephone number, including area code)

________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BCRX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On April 8, 2022, BioCryst Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that the Company has paused enrollment in clinical trials with BCX9930 while it investigates elevated serum creatinine levels seen in some patients. Following this announcement, the Company has received many inquiries from investors confused by independent commentary from some analysts and media outlets which reflect their own, independent opinions but do not represent the Company’s views or the facts provided by the Company.

While Company officers and other members of management have responded to many inquiries from analysts and investors since the announcement, to further address this confusion and provide clarity, the Company wishes to reiterate the following:

•	The Company has paused enrollment of new patients in clinical trials with BCX9930; however, patients currently enrolled in the trials continue to receive BCX9930 at this time. Patients currently enrolled are primarily PNH patients.

•	Until the Company completes its recently initiated investigation and consults its medical experts and appropriate regulatory authorities, the Company cannot predict the likelihood of any potential outcomes, including, but not limited to, the potential resumption of trial enrollments, or a potential decision not to continue the trials. The Company is working to complete the investigation as quickly as possible.

•	As the Company has explained in response to investor inquiries, because the situation is fluid and information can change quickly, the Company is focused on completing the investigation in order to have the full picture of the situation before providing additional details surrounding the pause in trial enrollments.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including statements regarding BioCryst’s plans for its BCX9930 program. These statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Some of the factors that could affect the forward-looking statements contained herein include: the timing and results of the investigation described in this Current Report on Form 8-K regarding BCX9930; ongoing and future preclinical and clinical development of BCX9930 may not have positive results; BioCryst may not be able to enroll the required number of subjects in planned clinical trials of product candidates; BioCryst may not advance human clinical trials with product candidates as expected; and the FDA or other applicable regulatory agency may require additional studies beyond the studies planned for product candidates, may not provide regulatory clearances which may result in delay of planned clinical trials, may impose certain restrictions, warnings, or other requirements on product candidates, or may impose a clinical hold with respect to product candidates. Please refer to the all documents BioCryst files periodically with the Securities and Exchange Commission, specifically BioCryst’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, which identify important factors that could cause the actual results to differ materially from those contained in BioCryst’s forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2022	BioCryst Pharmaceuticals, Inc.
	By:	/s/ Alane Barnes
Alane Barnes
Chief Legal Officer